Exhibit 4.1

ZQ|CERT#|COY|CLS|RGSTRY|ACCT#|TRANSTYPE|RUN#|TRANS# COMMON STOCK PAR VALUE $0.01 COMMON STOCK THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA, JERSEY CITY, NJ AND COLLEGE STATION, TX WHEELER REAL ESTATE INVESTMENT TRUST Certificate Number ZQ00000000 WHEELER REAL ESTATE INVESTMENT TRUST, INC. INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND Shares * * 000000 ****************** * * * 000000 ***************** **** 000000 **************** ***** 000000 *************** * ***** 000000 ************** THIS CERTIFIES THAT ** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr.MR.Alexander DavidSAMPLESample **** Mr. Alexander David&SampleMRS.**** Mr. AlexanderSAMPLEDavid Sample **** Mr. Alexander&David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. AlexanderMR.David Sample SAMPLE**** Mr. Alexander David Sample ****&Mr. AlexanderMRS.David SampleSAMPLE**** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Sample **** Mr. Sample CUSIP 963025 70 5 SEE REVERSE FOR CERTAIN DEFINITIONS is the owner of ***ZERO ZERO **000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares*** *000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares**** 000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****0 00000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****00***ZERO HUNDRED THOUSAND 0000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000 000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****0000 00**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****00000 0**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000ZERO HUNDRED AND ZERO*** **Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000* *Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000** Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**S
FULLY-PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF Wheeler Real Estate Investment Trust, Inc. (hereinafter called the “Company”), transferable on the books of the Company in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby, are issued and shall be held subject to all of the provisions of the Charter, as amended, and the By-Laws, as amended, of the Company (copies of which are on file with the Company and with the Transfer Agent), to all of which each holder, by acceptance hereof, assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers. Chairman and President Secretary WHEELER REAL ESTATE INVESTMENT TRUST, INC. SEAL 2011 MARYLAND DATED DD-MMM-YYYY COUNTERSIGNED AND REGISTERED: COMPUTERSHARE TRUST COMPANY, N.A. TRANSFER AGENT AND REGISTRAR, By AUTHORIZED SIGNATURE WHEELER REAL ESTATE INVESTMENT TRUST PO BOX 43004, Providence, RI 02940-3004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 CUSIP XXXXXX XX X Holder ID XXXXXXXXXX Insurance Value 1,000,000.00 Number of Shares 123456 DTC 12345678901234512345678 Certificate Numbers Num/No. Denom. Total. 1234567890/1234567890 111 1234567890/1234567890 222 1234567890/1234567890 333 1234567890/1234567890 444 1234567890/1234567890 555 1234567890/1234567890 666 Total Transaction 7 1234567

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

THE COMPANY WILL FURNISH TO ANY STOCKHOLDER, ON REQUEST AND WITHOUT CHARGE, A FULL STATEMENT OF THE INFORMATION REQUIRED BY SECTION 2-211(B) OF THE CORPORATIONS AND ASSOCIATIONS ARTICLE OF THE ANNOTATED CODE OF MARYLAND WITH RESPECT TO THE DESIGNATIONS AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS AND OTHER DISTRIBUTIONS, QUALIFICATIONS, AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS WHICH THE COMPANY HAS AUTHORITY TO ISSUE AND, IF THE COMPANY IS AUTHORIZED TO ISSUE ANY PREFERRED OR SPECIAL CLASS IN SERIES, (I) THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES TO THE EXTENT SET, AND (II) THE AUTHORITY OF THE BOARD OF DIRECTORS TO SET SUCH RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES, THE FOREGOING SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE CHARTER OF THE COMPANY, A COPY OF WHICH WILL BE SENT WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS, SUCH REQUEST MUST BE MADE TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL OFFICE.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE COMPANY’S CHARTER, (I) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF ANY CLASS OR SERIES OF THE CAPITAL STOCK OF THE COMPANY IN EXCESS OF NINE AND EIGHT-TENTHS PERCENT (9.8%) IN VALUE OR IN NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE, OF ANY CLASS OR SERIES OF CAPITAL STOCK OF THE COMPANY UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE); (II) NO PERSON MA Y BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK THAT WOULD RESULT IN THE COMPANY BEING “CLOSELY HELD” UNDER SECTION 856(H) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”); (III) NO PERSON MAY TRANSFER SHARES OF CAPITAL STOCK THAT WOULD RESULT IN THE CAPITAL STOCK OF THE COMPANY BEING BENEFICIALLY OWNED BY LESS THAN ONE HUNDRED (100) PERSONS (DETERMINED WITHOUT REFERENCE TO ANY RULES OF ATTRIBUTION); (IV) NO BENEFIT PLAN INVESTORS MAY BENEFICIALLY OWN OR CONSTRUCTIVELY OWN COMMON STOCK AND NO SHARE OF COMMON STOCK MAY BE TRANSFERRED BY ANY PERSON UNLESS SUCH PERSON OBTAINS FROM ITS TRANSFEREE A REPRESENTATION AND AGREEMENT THAT (A) ITS TRANSFEREE IS NOT (AND WILL NOT BE), AND IS NOT ACTING ON BEHALF OF, A BENEFIT PLAN INVESTOR OR CONTROLLING PERSON AND (B) SUCH TRANSFEREE WILL OBTAIN FROM ITS TRANSFEREE THE REPRESENTATION AND AGREEMENT SET FORTH IN THIS SENTENCE (INCLUDING WITHOUT LIMITATION CLAUSES (A) AND (B)). ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK WHICH CAUSES OR WILL CAUSE A PERSON TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK IN EXCESS OR IN VIOLATION OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE COMPANY IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP ABOVE ARE VIOLA TED IN (I), (II) OR (III), THE SHARES OF CAPITAL STOCK REPRESENTED HEREBY WILL BE AUTOMATICALLY TRANSFERRED TO A TRUSTEE OF A CHARITABLE TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IF, NOTWITHSTANDING THE FOREGOING SENTENCE, A TRANSFER TO THE CHARITABLE TRUST IS NOT EFFECTIVE FOR ANY REASON TO PREVENT A VIOLATION OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP IN (I), (II) OR (III) ABOVE, THEN THE ATTEMPTED TRANSFER OF THAT NUMBER OF SHARES OF CAPITAL STOCK THAT OTHERWISE WOULD CAUSE ANY PERSON TO VIOLATE SUCH RESTRICTIONS SHALL BE VOID AB INITIO. IF ANY OF THE RESTRICTIONS ON TRANSFER AND OWNERSHIP IN (IV) ABOVE ARE VIOLATED, THEN THE ATTEMPTED TRANSFER OF THAT NUMBER OF SHARES OF CAPITAL STOCK THAT OTHERWISE WOULD CAUSE ANY PERSON TO VIOLATE SUCH RESTRICTIONS SHALL BE VOID AB INITIO. IF, NOTWITHSTANDING THE FOREGOING SENTENCE, A PURPORTED TRANSFER IS NOT TREATED AS BEING VOID AB INITIO FOR ANY REASON, THEN THE SHARES TRANSFERRED IN SUCH VIOLATION SHALL AUTOMATICALLY BE TRANSFERRED TO A CHARITABLE TRUST FOR THE BENEFIT OF A CHARITABLE BENEFICIARY, AND THE PURPORTED OWNER OR TRANSFEREE WILL ACQUIRE NO RIGHTS IN SUCH SHARES. IN ADDITION, THE COMPANY MAY REDEEM SHARES UPON THE TERMS AND CONDITIONS SPECIFIED BY THE BOARD OF DIRECTORS IN ITS SOLE DISCRETION IF THE BOARD OF DIRECTORS DETERMINES THAT OWNERSHIP OR A TRANSFER OR OTHER EVENT MAY VIOLATE THE RESTRICTIONS DESCRIBED ABOVE.

IF THIS CERTIFICATE IS LOST, STOLEN OR DESTROYED, THE COMPANY WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	- as tenants in common	UNIF GIFT MIN ACT	- Custodian
(Cust) (Minor)
TEN ENT	- as tenants by the entireties		under Uniform Gifts to Minors Act
(State)
JT TEN	- as joint tenants with right of survivorship and not as tenants in common	UNIF TRF MIN ACT	- Custodian (until age )
(Cust)
under Uniform Transfers to Minors Act
(Minor) (State)

Additional abbreviations may also be used though not in the above list.

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
For value received, hereby sell, assign and transfer unto

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

Shares

of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney

to transfer the said stock on the books of the within-named Company with full power of substitution in the premises.

Dated:	20

Signature(s) Guaranteed: Medallion Guarantee Stamp

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.

Signature:
Signature:
	Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.